UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 8, 2008

Nature Vision, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

1480 Northern Pacific Road
Brainerd, Minnesota 56401
(Address of Principal Executive Offices and Zip Code)

(218) 825-0733
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2008, Nature Vision, Inc. (“Nature Vision”) issued a Demand Promissory Note in the principal amount of $1,000,000, bearing interest on the unpaid principal balance of 15% per annum, in favor of Richard Kiphart, a director of Nature Vision.  All principal and accrued interest on the Demand Promissory Note will be due and payable upon demand at any time after June 30, 2010.  If not sooner demanded, accrued but unpaid interest on the Demand Promissory Note is due and payable on the first day of each month commencing on August 1, 2008 and continuing until all amounts owing under the Demand Promissory Note are paid in full.  The outstanding principal balance of the Demand Promissory Note may be fully or partially prepaid at any time at the option of Nature Vision without penalty or premium.  Nature Vision issued the Demand Promissory Note to renew, amend, extend the terms of, and replace that certain demand promissory note, dated as of October 19, 2007, issued by Nature Vision to Mr. Kiphart in the principal amount of $1,000,000, as previously reported in Nature Vision’s current report Form 8-K, dated October 19, 2007.

In consideration for Mr. Kiphart’s renewal of the unsecured loan of $1,000,000 to Nature Vision, Nature Vision issued to Mr. Kiphart a warrant to purchase 100,000 shares of Nature Vision common stock at an exercise price of $1.31 under the terms and conditions of the Warrant for the Purchase of Shares of Common Stock of Nature Vision, Inc., dated July 8, 2008 (the “Warrant”).  The Warrant may be exercised by Mr. Kiphart at any time on or after July 8, 2008, and on or prior to June 30, 2013.

The foregoing statements are qualified in their entirety by the terms and conditions of the Demand Promissory Note and the Warrant, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	The discussion of the Demand Promissory Note in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Demand Promissory Note, dated July 8, 2008, in the principal amount of $1,000,000 executed by Nature Vision, Inc. in favor of Richard Kiphart.

10.2	Warrant for the Purchase of Shares of Common Stock of Nature Vision, Inc., dated July 8, 2008, issued to Richard Kiphart.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.

Date: July 11, 2008	/s/ David M. Kolkind
David M. Kolkind
Chief Financial Officer

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